                                                                SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 11

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of February 12, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios - Invesco High Yield Securities Fund, Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Corporate Bond Fund, Invesco Van Kampen Government Securities Fund, Invesco Van Kampen High Yield Fund and Invesco Van Kampen Limited Duration Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                     EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                     ------------------------------------
AIM Core Bond Fund                                         December 28, 2001
AIM Dynamics Fund                                           April 30, 2008
AIM Global Real Estate Fund                                 April 29, 2005
AIM High Yield Fund                                          June 1, 2000
AIM Income Fund                                              June 1, 2000
AIM Limited Maturity Treasury Fund                           June 1, 2000
AIM Money Market Fund                                        June 1, 2000
AIM Municipal Bond Fund                                      June 1, 2000
AIM Real Estate Fund                                       October 29, 2003
AIM Short Term Bond Fund                                    August 29, 2002
AIM U.S. Government Fund                                     June 1, 2000
Invesco High Yield Securities Fund                         February 12, 2010

Invesco Van Kampen Core Plus Fixed Income Fund             February 12, 2010
Invesco Van Kampen Corporate Bond Fund                     February 12, 2010
Invesco Van Kampen Government Securities Fund              February 12, 2010
Invesco Van Kampen High Yield Fund                         February 12, 2010
Invesco Van Kampen Limited Duration Fund                   February 12, 2010

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM CORE BOND FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........      0.400%
Next $500 million............      0.375%
Next $1.5 billion............      0.350%
Next $2.5 billion............      0.325%
Over $5 billion..............      0.300%

                                AIM DYNAMICS FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $350 million...........       0.60%
Next $350 million............       0.55%
Next $1.3 billion............       0.50%
Next $2 billion..............       0.45%
Next $2 billion..............       0.40%
Next $2 billion..............      0.375%
Over $8 billion..............       0.35%

                           AIM GLOBAL REAL ESTATE FUND
                              AIM REAL ESTATE FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $250 million...........      0.75%
Next $250 million............      0.74%
Next $500 million............      0.73%
Next $1.5 billion............      0.72%
Next $2.5 billion............      0.71%
Next $2.5 billion............      0.70%
Next $2.5 billion............      0.69%
Over $10 billion.............      0.68%

                               AIM HIGH YIELD FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $200 million...........      0.625%
Next $300 million............       0.55%
Next $500 million............       0.50%
Over $1 billion..............       0.45%

                                 AIM INCOME FUND
                             AIM MUNICIPAL BOND FUND
                            AIM U.S. GOVERNMENT FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $200 million...........       0.50%
Next $300 million............       0.40%
Next $500 million............       0.35%
Over $1 billion..............       0.30%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........       0.20%
Over $500 million............      0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $1 billion.............       0.40%
Over $1 billion..............       0.35%

                            AIM SHORT TERM BOND FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million ..........      0.350%
Next $500 million............      0.325%
Next $1.5 billion............      0.300%
Next $2.5 billion............      0.290%
Over $5 billion..............      0.280%

                       INVESCO HIGH YIELD SECURITIES FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........       0.42%
Next $250 million............      0.345%
Next $250 million............      0.295%
Next $1 billion..............       0.27%
Next $1 billion..............      0.245%
Over $3 billion..............       0.22%

                 INVESCO VAN KAMPEN CORE PLUS FIXED INCOME FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $1 billion.............      0.375%
Over $1 billion..............       0.30%

                     INVESCO VAN KAMPEN CORPORATE BOND FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........       0.42%
Next $750 million............       0.35%
Over $1.25 billion...........       0.22%

                  INVESCO VAN KAMPEN GOVERNMENT SECURITIES FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $1 billion.............       0.54%
Next $1 billion..............      0.515%
Next $1 billion..............       0.49%
Next $1 billion..............       0.44%
Next $1 billion..............       0.39%
Next $1 billion..............       0.34%
Next $1 billion..............       0.29%
Over $7 billion..............       0.24%

                       INVESCO VAN KAMPEN HIGH YIELD FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........       0.42%
Next $250 million............      0.345%
Next $250 million............      0.295%
Next $1 billion..............       0.27%
Next $1 billion..............      0.245%
Over $3 billion..............       0.22%

                    INVESCO VAN KAMPEN LIMITED DURATION FUND

0.30% of average daily net assets"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCOADVISERS, INC.


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)